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                                                                   EXHIBIT 23.2


                       INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of USA Networks, Inc. on Form S-3 of our report dated July 27, 2001, on the consolidated financial statements of Expedia, Inc. and subsidiaries as of June 30, 2001 and 2000, and for each of the three years in the period ended June 30, 2001, and the related financial statement schedule appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
August 24, 2001